Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Starlink AI Acquisition Corporation

We hereby consent to the incorporation by reference of our report dated March 5, 2026, relating to the financial statements of Starlink AI Acquisition Corporation, included in the Registration Statement on Form S-1, and to any further amendments thereto.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Rowland Heights, California

March 5, 2026